South Windsor, CT (South Windsor)
Tracy, CA (Heritage Place)
Danville, CA (Barrington Court)
Roseville, CA (Somer Park/Roseville)
Deerfield Beach, FL (Deer Creek)
Anaheim, CA (Fairwood Manor)

SECOND AMENDMENT TO MASTER LEASE

BY AND AMONG

VENTAS REALTY, LIMITED PARTNERSHIP

AS LANDLORD,

AND

SW ASSISTED LIVING, LLC,
SUMMERVILLE AT HERITAGE PLACE, LLC,
SUMMERVILLE AT BARRINGTON COURT LLC,
SUMMERVILLE AT ROSEVILLE GARDENS LLC,
SUMMERVILLE 17 LLC,
AND
SUMMERVILLE AT FAIRWOOD MANOR, LLC

AS TENANT

DATED AS OF FEBRUARY _24___, 2012

756703_2.DOC

SECOND AMENDMENT TO MASTER LEASE

THIS SECOND AMENDMENT TO MASTER LEASE (hereinafter, this “Amendment” ) is to be effective as of the _24th____ day of February, 2012 (the “Amendment Date”), and is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), having an office at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and each of the entities identified as “Tenant” on Attachment A-1 attached hereto (referred to herein individually and collectively, as “Tenant” or “Tenants”), and Emeritus Corporation, a Washington corporation (“Emeritus”), each having an office at c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington  98121.

RECITALS

A. Landlord and Tenant are parties to that certain Third Amended and Restated Master Lease Agreement dated as of July 25, 2008, as amended by that certain First Amendment to Master Lease dated as of December 19, 2008, that certain Lease Severance and Amendment Agreement dated as of June 24, 2009, and that certain Lease Severance and Amendment Agreement No. 2 dated as of October 21, 2009, and that certain Lease Combination Agreement and Amendment to Lease dated as of June 29, 2011  (as the same may otherwise be amended, restated, supplemented, modified, severed, renewed, extended or replaced, the “Master Lease”), pursuant to which Landlord leases to Tenants certain facilities listed on Attachment A-1 and more particularly described in the Master Lease (collectively, the “Leased Properties”).

B. VTR-EMRTS Holdings, LLC, a Delaware limited liability company, a Delaware limited liability company and a prior assignee and affiliate of Landlord, and Summerville 14 LLC, Summerville 15 LLC, and Summerville 16 LLC, each a Delaware limited liability company and an affiliate of Tenant, are parties to that certain Master Lease Agreement No. 1 dated as of June 24, 2009 (as the same may be amended, restated, supplemented, modified, severed, renewed, extended or replaced, the “First New Lease”), pursuant to which VTR-EMRTS Holdings, LLC leases to Summerville 14 LLC, Summerville 15 LLC, and Summerville 16 LLC the Florida facilities listed on Attachment A-2 attached hereto and more particularly described in the First New Lease.

C. Ventas Framingham, LLC, a Delaware limited liability company and an affiliate of Landlord, and Summerville 5 LLC, a Delaware limited liability company and an affiliate of Tenant, are parties to that certain Master Lease Agreement No. 2 dated as of October 21, 2009, as amended by that certain First Amendment to Master Lease dated as of October 21, 2009 (as the same may otherwise be amended, restated, supplemented, modified, severed, renewed, extended or replaced, the “Second New Lease”), pursuant to which Ventas Framingham, LLC leases to Summerville 5 LLC the “Farm Pond” facility listed on Attachment A-2 attached hereto and more particularly described in the Second New Lease.

D. Landlord’s affiliate Nationwide Health Properties, LLC, a Delaware limited liability company (“NHP”), successor by merger to Nationwide Health Properties, Inc., has heretofore made to Emeritus a loan (the “$30,000,000 loan”) evidenced by that certain Amended and Restated Promissory Note dated December 1, 2010, made by Emeritus in favor of NHP in the original principal amount of $30,000,000, and related loan documents.

E. NHP has heretofore made to Emeritus a loan (the “$21,426,000 Loan”) evidenced by (i) that certain Second Amended and Restated Loan Agreement dated as of March 3, 2005, by and between NHP and Emeritus, as amended by that certain Amendment to Loan Agreement dated as of August 6, 2007, that certain Second Amendment to Loan Agreement dated as of March 3, 2008, that certain Third Amendment to Loan Agreement dated as of October 22, 2008, and that certain Fourth Amendment to Loan Agreement dated as of March 3, 2011, but effective December 1, 2010, (ii) that certain Second Amended and Restated Note dated November 1, 2010, made by Emeritus in favor of NHP in the original principal amount of $21,426,000, and (iii) related loan documents.

F. NHP and NHP McClain, LLC, a Delaware limited liability company and an affiliate of Landlord, collectively as the landlord (collectively, the “Summerville/NHP Landlord”), and Summerville Camelot Place LLC, Summerville at Hillen Vale LLC, Summerville at Lakeview LLC, Summerville at Ridgewood Gardens LLC, Summerville at North Hills LLC, The Inn at Medina LLC, each a Delaware limited liability company and an affiliate of Tenant, as the tenants (collectively, the “Summerville/NHP Tenants”), together with Summerville Senior Living, Inc. and Emeritus, as guarantors, are parties to that certain Master Lease dated as of October 2, 2006, as amended by (i) that certain First Amendment to Master Lease dated as of December 1, 2006, (ii) that certain Second Amendment to Master Lease dated as of January 2, 2007, (iii) that certain Third Amendment to Master Lease dated as of March 3, 2008, (iv) that certain Fourth Amendment to Master Lease dated as of March 3, 2011, to be effective as of December 1, 2010, and (v) that certain Fifth Amendment to Master Lease dated as of November 22, 2011 (as the same may otherwise be amended, restated, supplemented, modified, severed, renewed, extended or replaced, the “Summerville/NHP Master Lease”). Obligations under the Master Lease have been guaranteed by Summerville Senior Living, Inc. pursuant to that certain Amended and Restated Guaranty of Lease dated as of October 2, 2006 and by Emeritus Corporation pursuant to that certain Guaranty of Lease dated as of October 1, 2007.

G. Landlord and Tenant wish to amend the Master Lease as follows:

1.           To require additional capital investment by Tenant in (i) the Facility set forth in Attachment A-1 as Facility No. 2 (the “Heritage Place Facility”), (ii) the Facility set forth in Attachment A-1 as Facility No. 3 (the “Barrington Court Facility”), and (iii) the Facility set forth in Attachment A-1 as Facility No. 4 (the “Somer Park Facility”);

2.           To require Tenant to improve the economic performance of the Barrington Court Facility and Somer Park Facility or, in the alternative, to require that Tenant purchase the Barrington Court Facility and Somer Park Facility from Landlord;

3.           To waive certain potential financial covenant Events of Default by Tenant for a limited period;

4.           To permit the tenants under the First New Lease, the Second New Lease and the Master Lease a conditional right to recover a portion of their respective Coverage

         Based Security Deposits to be applied toward the purchase of the Barrington Court Facility and Somer Park Facility;

5.           To provide that an “Event of Default” under the Summerville/NHP Master Lease shall be an Event of Default under the Master Lease, the First New Lease and the Second New Lease;

6.           To require payment to Landlord by Tenant of Landlord’s transaction costs (including, without limitation, Landlord’s attorneys’ fees) related to the negotiation and documentation of this Amendment; and

7.           To acknowledge the security deposit amounts deposited by the tenants and held by Landlord under the First New Lease, the Second New Lease and the Master Lease;

In each case, subject to the terms, conditions, covenants and requirements more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree as follows:

1. Capitalized Terms.  All capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Master Lease.

2. Agreements Regarding the Master Lease.

2.1. Required Leased Property Annual Capital Expenditure Amounts.  Notwithstanding anything contained in Section 11.3.1 of the Master Lease, the Master Lease is hereby amended to provide that, during calendar year 2012, Tenant shall make at least $1,700,000.00 of Capital Expenditures on the Heritage Place Facility and $100,000 of Capital Expenditures on each of the Barrington Court Facility and the Somer Park Facility.  Prior to January 31, 2013 Tenant shall deliver to Landlord a report in a form, and with such detail and backup as Landlord may reasonably require, setting forth the Tenant’s Capital Expenditures for the Heritage Place Facility, the Barrington Court Facility and the Somer Park Facility.

2.2. Waiver Regarding Portfolio Coverage Ratios.  Landlord hereby agrees to waive any Event of Default which may arise, or which may have arisen, due to a failure to meet the minimum Portfolio Coverage Ratio required under Section 8.2.5.1 of the Master Lease as calculated during the last Test Period for the 2011 calendar year, any Test Period during the 2012 calendar year or the first two (2) Test Periods of the 2013 calendar year, but only so long as each of the following conditions are met: (i) the Portfolio Coverage Ratio as tested at the end of the first three (3) Test Periods of 2012 shall be no less than 0.90 to 1.0, (ii) the Portfolio Coverage Ratio for the fourth Test Period of 2012 and the first two (2) Test Periods of 2013 shall be no less than 1.0 to 1.0, (iii) Tenants and their Affiliates shall continue to fund the Coverage Based Security Deposit as, when and in the amounts required pursuant to Sections 8.2.5.1(iii) and (v) of the Master Lease (i.e., in the amount of additional Cash Flow that would be needed to satisfy a 1.15 to 1.0 minimum Portfolio Coverage Ratio), and (iv) no Event of Default otherwise exists under the Master Lease, and no event has otherwise occurred or condition has otherwise arisen that, with notice or the passage of time or both, would become an Event of Default.

2.3. Sale if Barrington Court and Somer Park Fail to Achieve 1.0 Coverage Ratio.

2.3.1. The following terms shall have the indicated meanings

2.3.1.1. “Put Property Coverage Ratio” means the Coverage Ratio for the Barrington Court Facility and the Somer Park Facility, computed as if they were a single Facility.

2.3.1.2. “Quarterly Test Period” means each three (3) month period ending at the end of a fiscal quarter of Tenant.

2.3.2. If the Put Property Coverage Ratio for the Quarterly Test Period ending December 31, 2012 is not at least 1.0 to 1.0, then Landlord may, at its election and by delivery of written notice thereof to Emeritus (the “Put Notice”), at any time (the “Put Period”) after December 31, 2012 and before the Put Property Coverage Ratio equals or exceeds 1.0 to 1.0 for a Quarterly Test Period ending after December 31, 2012 and the same has been reported to Landlord pursuant to this Lease, require Emeritus to purchase either or both of the Barrington Court Facility and the Somer Park Facility from Landlord for a price and on the terms set forth below.  The applicable purchase price shall be calculated by dividing the then current annual Fixed Rent allocable to the Barrington Court Facility and the Somer Park Facility, respectively, as of the closing date, by six and three-quarter percent (6.75%).  The closing date shall be one hundred eighty (180) days following delivery of Landlord’s Put Notice (the “Purchase Closing Date”).  The parties shall promptly (and in no event later than three (3) Business Days after delivery by Landlord of its Put Notice) execute and deliver to each other counterparts of the form of Agreement for Sale of Real Estate attached hereto as Exhibit M for each such Facility (collectively, the “Purchase Contracts”), the terms of which shall control the sale of the Barrington Court Facility and the Somer Park Facility.  Each Purchase Contract shall be dated as of the date of Landlord’s delivery of the Put Notice for the applicable Facility.

2.3.3. In the event that the Barrington Court Facility and/or Somer Park Facility are purchased by Emeritus (as a permitted assignee under the Purchase Contracts) as provided above, and Emeritus incurs net cash expenditures as a direct result of such sale, Emeritus shall be entitled to receive, and Landlord shall release, from the then current Coverage Based Security Deposit held by Landlord under the Master Lease and the applicable Other Leases an amount equal to the lesser of (i) the amount of Emeritus’s actual out of pocket net cash expenditures on the purchase of the Barrington Court Facility and Somer Park Facility, as set documented in evidence reasonably satisfactory to Landlord,  and (ii) the amount of the then current Coverage Based Security Deposit held by Landlord under the Master Lease and the applicable Other Leases, which amount shall be deposited by Landlord into the closing escrows established pursuant to the Purchase Contracts; provided, however, that such release of the Coverage Based Security Deposit shall not relieve Tenants from their obligation to maintain, subject to Section 2.2 above, the Portfolio Coverage Ratio requirements of Section 8.2.5.1 of the Master Lease (including, without limitation, Tenants’ and its Affiliates’ obligation to fund any

Coverage Based Security Deposit required thereunder) as of the end of the calendar quarter in which the Purchase Closing Date occurs.

2.3.4. In the event that the Barrington Court Facility and Somer Park Facility are acquired by Emeritus, Landlord shall return any Security Amount allocable to the Barrington Court Facility and Somer Park Facility pursuant to Section 3.4.3 of the Master Lease (excluding any Coverage Based Security Deposit allocable to the Barrington Court Facility and Somer Park Facility, subject to Section 2.3.3 above).

2.3.5. Any default, beyond any applicable grace or cure period, by Emeritus or its designee under the Purchase Contracts shall constitute an Event of Default under the Master Lease.

2.4. Cross-Default between Master Lease and Summerville/NHP Master Lease.  Landlord and Tenants hereby agree that the occurrence of any “Event of Default” by any Summerville/NHP Tenant under the Summerville/NHP Master Lease shall constitute an Event of Default under the Master Lease.

2.5. Acknowledgement of Leases Subject To Portfolio Coverage Ratio Test, Tenants’ Fiscal Year.  The parties acknowledge that, as of the date hereof, the First New Lease and the Second New Lease are the only “Other Leases” subject to the Portfolio Coverage Ratio test set forth in Section 8.2.5.1 of the Master Lease.  The parties further acknowledge that the fiscal year of Tenants is the calendar year, and Tenants shall not change their fiscal year without the prior written approval of Landlord.

3. Acknowledgement of Tenant Deposits.  The parties acknowledge that attached hereto as Exhibit N is a true and correct accounting of Tenant’s Security Deposits held by Landlord as of January 16, 2012 in conjunction with the Master Lease and the applicable Other Leases.

4. No Other Amendments.  Except as provided in this Amendment, the Master Lease remains in full force and effect without modification.

5. Transaction Costs.  Tenant shall reimburse Landlord, within ten (10) days of written demand by Landlord, for Landlord’s reasonable and documented attorneys’ fees and out of pocket transaction costs related to the negotiation and documentation of this Amendment.

6. Miscellaneous.

6.1. Successors and Assigns.  This Amendment and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, devisees, successors and assigns.

6.2. Integrated Agreement; Modifications; Waivers.  This Amendment, and the Master Lease as amended, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior representations, understandings and agreements, whether written or oral, with respect to such subject matter.  Each of the parties hereto acknowledges that it has not relied upon, in entering into this

Amendment, any representation, warranty, promise or condition not specifically set forth in this Amendment.  No supplement, modification or waiver of any provision of this Amendment shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Amendment shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  To the extent any provision of this Amendment is inconsistent with the Master Lease, the provisions of this Amendment shall control.

6.3. Headings and Captions.  The headings and captions of the paragraphs of this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

6.4. Gender and Number.  As used in this Amendment, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

6.5. Severability.  In the event that any paragraph, section, sentence, clause or phrase contained in this Amendment becomes or is held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Amendment shall not be affected thereby.

6.6. Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

[Signature pages follow]

756703_2.DOC

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

LANDLORD:
VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership
By:VENTAS, INC., a Delaware corporation, as its general partner
By:            /s/  Joseph D. Lambert
Name:                      Joseph D. Lambert
Title:Vice President

756703

TENANT:

SW ASSISTED LIVING, LLC
SUMMERVILLE AT BARRINGTON COURT LLC
SUMMERVILLE AT ROSEVILLE GARDENS LLC

Each of which entities is a Delaware limited liabilitycompany

By:           Summerville Senior Living, Inc., a Delaware
                                                                corporation, its Sole Member

By:           /s/  Eric Mendelsohn
Name: Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SUMMERVILLE 17 LLC

By:           Summerville Investors, LLC, a Delawarelimited liability company, each of their Sole
Member

By:           Summerville Senior Living, Inc.,
a Delaware corporation,
its Sole Member

By:           /s/  Eric Mendelsohn
Name: Eric Mendelsohn
Its:  Senior Vice President Corporate
Development

756703

SUMMERVILLE AT HERITAGE PLACE, LLC,
a Delaware limited liability company

By:           Summerville at Cobbco, Inc.,
a California corporation,
its Sole Member

By: _/s/  Eric Mendelsohn__________________
Name: Eric Mendelsohn
Title:	Senior Vice President Corporate Development

SUMMERVILLE AT FAIRWOOD MANOR, LLC
A Delaware limited liability company

By:           /s/  Eric Mendelsohn
Name:                            Eric Mendelsohn
Title:	Senior Vice President Corporate Development

EMERITUS:

EMERITUS CORPORATION,
a Washington corporation

By:           /s/  Eric Mendelsohn
Name:  Eric Mendelsohn
Its:  Senior Vice President Corporate Development

756703

ACKOWLEDGED AND AGREED AS OF
THIS _27th____ DAY OF FEBRUARY, 2012:

NATIONWIDE HEALTH PROPERTIES, LLC,
a Delaware limited liability company

By:           /s/  Joseph D. Lambert
Name:                      Joseph D. Lambert
Title:                      Vice President

756703

ACKNOWLEDGEMENT AND REAFFIRMATION OF GUARANTORS

Capitalized terms used in this Acknowledgement and Reaffirmation of Guarantors shall have the meaning ascribed thereto in the foregoing Amendment.

Emeritus Corporation, a Washington Corporation (“Emeritus”), has executed and delivered (i) that certain Guaranty of Lease dated as of July 25, 2008, pursuant to which Emeritus has guaranteed the obligations of the Tenant under the Master Lease (the “Emeritus Master Lease Guaranty”).

Summerville Senior Living, Inc., a Delaware corporation (“SSL”, and together with Emeritus each a “Guarantor” and collectively, “Guarantors”), has executed and delivered that certain Guaranty of Lease dated as of December 19, 2008, pursuant to which SSL has guaranteed the obligations of the Tenant under the Master Lease (the “SSL Master Lease Guaranty”).

Each Guarantor hereby acknowledges the terms and conditions of the foregoing Amendment.

Emeritus hereby acknowledges and agrees that its Emeritus Master Lease Guaranty remains in full force and effect and that its obligations under the Emeritus Master Lease Guaranty shall apply to the duties, liabilities and other obligations of Tenant under the Master Lease, as amended by the foregoing Amendment.

SSL hereby acknowledges and agrees that the SSL Master Lease Guaranty remains in full force and effect and that its obligations under the SSL Master Lease Guaranty shall apply to the duties, liabilities and other obligations of Tenant under the Master Lease, as amended by the foregoing Amendment.

Although each of the Guarantors has been informed of the terms of the Amendment, each of the Guarantors understands and agrees that Landlord has no duty to so notify it or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

[Signature page follows]

756703

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement and Reaffirmation of Guarantors effective as of the ___24________ day of February, 2012.

EMERITUS CORPORATION,

a Washington corporation

By:  /s/  Eric Mendelsohn__________
Name: Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SUMMERVILLE SENIOR LIVING,
INC., a Delaware corporation

By:  _/s/  Eric Mendelsohn______________
Name: Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

756703

7. ATTACHMENT A-1

MASTER LEASE

	Facility	Tenant	Landlord
1.	Summerville at South Windsor 1715 Ellington Road South Windsor, CT 06074	SW Assisted Living, LLC, a Delaware limited liability company	Ventas Realty, Limited Partnership, a Delaware limited partnership
2.	Summerville at Heritage Place 355 West Grant Line Road Tracy, CA 95376	Summerville at Heritage Place, LLC, a Delaware limited liability company	Ventas Realty, Limited Partnership, a Delaware limited partnership
3.	Barrington Court Alzheimer’s Residence 400 W. El Pintado Road Danville, CA 94526	Summerville at Barrington Court LLC, a Delaware limited liability company	Ventas Realty, Limited Partnership, a Delaware limited partnership
4.	Somer Park Residence for Memory Impaired 1 Somer Ridge Drive Roseville, CA 95661	Summerville at Roseville Gardens LLC, a Delaware limited liability company	Ventas Realty, Limited Partnership, a Delaware limited partnership
5.	The Plaza at Deer Creek 2403 West Hillsboro Boulevard Broward County Deerfield Beach, FL 33442	Summerville 17 LLC, a Delaware limited liability company	Ventas Realty, Limited Partnership, a Delaware limited partnership
6.	Summerville at Fairwood Manor 200 N. Dale Anaheim, CA 92801	Summerville At Fairwood Manor, LLC, a Delaware limited liability company	Ventas Realty, Limited Partnership, a Delaware limited partnership

A-2

756703

ATTACHMENT A-2

FIRST NEW LEASE

	Florida Facilities	Tenants	Landlord
7.	The Plaza at Bonita Springs 26850 South Bay Drive Bonita Springs, FL 34134	Summerville 14 LLC, a Delaware limited liability company	VTR-EMRTS Holdings, LLC, a Delaware limited liability company
8.	The Plaza at Boynton Beach 8220 Joy Road Boynton Beach, FL 33437	Summerville 15 LLC, a Delaware limited liability company	VTR-EMRTS Holdings, LLC, a Delaware limited liability company
9.	The Plaza at Jensen Beach and the Jensen Beach Land Parcel 1700 NE Indian River Drive Jensen Beach, FL 34957	Summerville 16 LLC, a Delaware limited liability company	VTR-EMRTS Holdings, LLC, a Delaware limited liability company

SECOND NEW LEASE

	Farm Pond Facility	Tenant	Landlord
10.	Farm Pond 300 West Farm Pond Road Middlesex County Framingham, MA 01702	Summerville 5 LLC, a Delaware limited liability company	Ventas Framingham, LLC, a Delaware limited liability company

A-2

756703

EXHIBIT M

FORM OF AGREEMENT FOR SALE OF REAL ESTATE

[SEE ATTACHED]

M-1

756703

EXHIBIT N

Tenant Security Deposits as of January 16, 2012

Name	Lease Based Cash Security Deposit	Lease Based LOC Security Deposit	Coverage Based Cash Deposit	Total Restricted Deposits
Emeritus at South Windsor	546,971.68	-	138,256.66	685,228.34
Emeritus at Fairwood Manor	218,194.80	157,075.00	748,061.98	1,123,331.78
Emeritus at Heritage Place	528,618.28	-	133,617.61	662,235.89
Emeritus at Bonita Springs	455,102.80	-	115,539.84	570,642.64
Emeritus at Boynton Beach	684,453.80	-	173,766.66	858,220.46
Emeritus at Deer Creek	412,964.20	-	104,841.86	517,806.06
Emeritus at Jensen Beach	540,746.20	-	137,282.69	678,028.89
Emeritus at Barrington Court	165,314.08	-	41,786.06	207,100.14
Emeritus at Roseville Gardens	85,963.32	-	21,728.75	107,692.07
Emeritus at Farm Pond	1,425,031.20	-	360,201.83	1,785,233.03
				Total: 7,195,519.30

N-1

756703